Supplement to
Prospectus Supplement dated November 16, 2000
(To Prospectus dated November 16, 2000)

                                  $10,000,000

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer

                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2000-D

                            Class B-2 Certificates


Carefully consider the risk factors in the prospectus supplement and the prospectus.

  The offered certificates represent obligations of the trust only and do not represent an interest in or obligation of Vanderbilt Mortgage and Finance, Inc., The Chase Manhattan Bank or any of their affiliates (except to the extent of the limited guarantee of the Class B-2 Certificates by Clayton Homes, Inc.).

This supplement to the prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus supplement and the prospectus.


                                    The Certificates:

                                    o   This supplement relates to the
                                        offering of the Class B-2 Certificates
                                        of the Series referenced above. This
                                        supplement does not contain complete
                                        information about the offering of the
                                        Class B-2 Certificates. Additional
                                        information is contained in the
                                        accompanying prospectus supplement
                                        dated November 16, 2000 prepared in
                                        connection with the offering of Series
                                        2000-D Certificates and in the related
                                        prospectus dated November 16, 2000.
                                        You are urged to read this supplement,
                                        the prospectus supplement and the
                                        prospectus in full.

                                    o   On the issuance date the Original
                                        Class Principal Balance of the Class
                                        B-2 Certificates was $15,305,694. As
                                        of December 25, 2000, the Class
                                        Principal Balance of the Class B-2
                                        Certificates was $15,305,694.
                                        $5,305,694 aggregate principal amount
                                        of Class B-2 Certificates has
                                        previously been sold pursuant to this
                                        prospectus and the prospectus
                                        supplement.

                                     o  Credit Suisse First Boston Corporation
                                        has agreed to purchase and offer
                                        $10,000,000 aggregate principal amount
                                        of the Class B-2 Certificates from
                                        time to time as provided herein in
                                        negotiated transactions or otherwise
                                        at varying prices to be determined at
                                        the time of sale. The aggregate
                                        proceeds to the Seller from the sale
                                        of the Class B-2 Certificates are
                                        expected to be $10,179,166.67.

                                     o  It is expected that delivery of the
                                        Class B-2 Certificates will be made in
                                        book-entry form through the facilities
                                        of The Depository Trust Company.






Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          Credit Suisse First Boston

                                January 9, 2001

                   IMPORTANT NOTICE ABOUT INFORMATION IN THE
              PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                          AND THIS SUPPLEMENT THERETO

         We tell you about the certificates in separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; (b) the prospectus supplement related to the particular terms of your series of certificates and (c) this supplement to the prospectus supplement providing additional information with respect to your certificates.

         If the terms of your series of certificates described in the prospectus supplement and this supplement vary from the prospectus, you should rely on the information in the prospectus supplement and this supplement. If the terms of your certificates described in this supplement vary from the prospectus supplement and prospectus, you should rely on the information in this supplement.

         You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                    REPORTS TO HOLDERS OF THE CERTIFICATES

         We will provide to the holders of certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates -- Reports to Certificateholders" in the prospectus supplement relating to your series.

                      WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You can read and copy the registration statement, as well as other filed documents, at the Securities and Exchange Commission's public reference facilities located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

         Clayton Homes, Inc. has securities other than the certificates listed on the New York Stock Exchange. You may inspect reports and other information concerning those securities at the New York Stock Exchange.

         The Securities and Exchange Commission allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of the prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. With respect to any class of certificates that is supported by a guarantee of Clayton Homes, Inc., we are incorporating by reference the following documents into the prospectus, the related prospectus supplement and this supplement thereto:

         o Clayton Homes, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.

         o Clayton Homes, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000.

         We are also incorporating by reference into the prospectus, the related prospectus supplement and this supplement thereto:

         o any document filed by Vanderbilt Mortgage and Finance, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus and prior to the termination of the offering of the certificates issued by the trust; and

         o any document: (i) that relates to a class of certificates supported by a guarantee of Clayton Homes, Inc. and (ii) that is filed by Clayton Homes, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus and prior to the termination of the offering of the certificates issued by the trust.

         We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in the prospectus (other than certain exhibits to such documents). Please direct your requests for copies of documents filed by Vanderbilt Mortgage and Finance, Inc. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (865) 380-3515. Please direct your requests for copies of documents filed by Clayton Homes, Inc. to its principal executive office at 5000 Clayton Road, Maryville, Tennessee 37804, Attention: Kevin T. Clayton, President and Chief Executive Officer, telephone number: (865) 380-3000.

         This supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying prospectus supplement and prospectus. Certain capitalized terms used in this supplement are defined in the prospectus supplement or the prospectus.

                               THE CONTRACT POOL


         As of December 25, 2000 (the "Reference Date"), the Contract Pool included approximately 6,941 Contracts having an aggregate outstanding principal balance of approximately $272,519,926.99.

         The following table summarizes the delinquency and foreclosure experience of the Contracts as of the Reference Date.

                                                                                                    As of
                                                                                             December 25, 2000
                                                                                             -----------------
Total Number of Contracts Outstanding.................................................             6,941
Total Delinquencies as a Percent of Contracts Outstanding at Period End (1)...........
         31-59 days...................................................................             1.82%

         60-89 days...................................................................             0.33%
         90 days or more (excluding pending foreclosures).............................             0.06%
                                                                                             -----------------
Total Delinquencies...................................................................             2.20%
                                                                                             =================





--------------
(1)  As a percentage of the total number of Contracts as of the Reference Date.



                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES


         The Class B-2 Certificates are Subordinate Certificates. See "Description of the Certificates--Senior/Subordinate Structure" in the prospectus supplement. To the extent funds are available therefor, the Class B-2 Certificates will be entitled to receive interest and principal in the amount of the Available Distribution Amount as described in the prospectus supplement under "Description of the Certificates--Distributions". It is unlikely that the holders of the Class B-2 Certificates will receive distributions of principal on any Remittance Date prior to the Remittance Date on which the Class M-1 and Class B Principal Distribution Test is met. Additional information relating to distributions of certain payments in respect of principal with respect to the Class B-2 Certificates are set forth in the prospectus supplement under "Description of the Certificates-- Distributions".

         Losses on Liquidated Contracts will be allocated as described in the prospectus supplement under "Description of the Certificates--Losses on Liquidated Contracts." However, the Class B-2 Certificates will have the benefit of the Limited Guarantee from Clayton Homes, Inc. ("CHI") or the Alternate Credit Enhancement. See "Description of the Certificates--Limited Guarantee of CHI" in the prospectus supplement.

         As of the Reference Date, the Class Principal Balance of the Class B-2 Certificates was approximately $15,305,694.00, evidencing an undivided interest of approximately 5.62% in the then current principal balance of the Contracts. As of the Reference Date, the Senior Certificates had an aggregate principal balance of approximately $222,427,232.99 and evidenced in the aggregate a beneficial ownership interest of approximately 81.62% in the then current principal balance of the Contracts.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Remittance Date is included herein as Exhibit 1.



                      YIELD AND PREPAYMENT CONSIDERATIONS

         See "Yield and Prepayment Considerations" in the prospectus supplement for information related to the Class B-2 Certificates. The information set forth in the table in the prospectus supplement entitled "Percent of the Original Principal Balance of the Class B-2 Certificates at the Respective Percentages of the Prepayment Model Set Forth Below" is subject to the assumptions set forth in "Yield and Prepayment--Assumptions" in the prospectus supplement.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective purchasers of the Class B-2 Certificates should consider carefully the income tax consequences of an investment in the Class B-2 Certificates discussed under "Certain Federal Income Tax Consequences" in the prospectus supplement and in the prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                             ERISA CONSIDERATIONS


         Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in the Class B-2 Certificates discussed under "ERISA Considerations" in the prospectus, the prospectus supplement and herein, and should consult their own advisors with respect to those consequences.


                                    RATINGS


         The Class B-2 Certificates are currently rated "Baa2" by Moody's Investors Service, Inc. and "BBB" by Fitch Inc. See "Certificate Rating" in the prospectus supplement.


                                USE OF PROCEEDS


         Substantially all of the net proceeds to be received from the sale of the Class B-2 Certificates will be added to the general funds of the Company.


                        LEGAL INVESTMENT CONSIDERATIONS


         The Class B-2 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. "See Legal Investment Considerations" in the prospectus supplement.


                                 UNDERWRITING


         Subject to the terms and conditions set forth in an agreement (the "Underwriting Agreement") between the Company and the Credit Suisse First Boston Corporation (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company the Class B-2 Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B-2 Certificates offered hereby if any Class B-2 Certificates are purchased.

         The distribution of the Class B-2 Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Class B-2 Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Class B-2 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of any Class B-2 Certificates may be deemed to be underwriters and any profit on the resale of the Class B-2 Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                    EXPERTS

         The consolidated financial statements of CHI for each of the three years in the period ended June 30, 2000, incorporated by reference herein, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  $10,000,000



                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer



                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2000-D


                            Class B-2 Certificates




                             -------------------

                      SUPPLEMENT TO PROSPECTUS SUPPLEMENT

                             -------------------



                          Credit Suisse First Boston


         You should rely only on the information contained or incorporated by reference in this supplement to the prospectus supplement, the prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2000-D Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class B-2 Certificates in any state where the offer is not permitted.

         We do not claim that the information in this supplement to the prospectus supplement, the prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a supplement to the prospectus supplement, prospectus supplement and prospectus when acting as underwriters of the Series 2000-D Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class B-2 Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2000-D Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class B-2 Certificates will be required to deliver a supplement to the prospectus supplement, prospectus supplement and prospectus for ninety days following the date of this supplement to the prospectus supplement.

                                January 9, 2001

                                   Exhibit 1


---------------------------------------------------------------------------------------------------------------------------------
                                                                              F28                  H28                J28
---------------------------------------------------------------------------------------------------------------------------------

Chase Bank, Trustee                                                        Determination Date:                    03-Jan-01
Manufactured Housing Contracts                                             Remittance Date:                       08-Jan-01
Senior/Subordinated Pass-Through Certificates Series 2000 D                For the Period Ended:                  25-Dec-00
                                                                           Lock-Out Date:                            Dec-05

Information for Clauses (a) through (s), Section 7.01 -
                                                                           Class A-1            Class A-2          Class A-3
  (a)   Class A and Class B Distribution Amounts                            3,314,873.45          354,562.50          261,762.50

  (b)   Formula Principal Distribution Amount
        (a) Scheduled Principal Due                                           368,828.61
        (b) Partial Prepayments Received                                      186,986.93
        (c) Principal Payments in Full (Scheduled Balance)                  2,411,893.38
        (d) Liquidated Contract Scheduled Balance                                   0.00
        (e) Section 3.05 Purchase Scheduled Balance                                 0.00
        (f) Previously Undistributed Shortfalls in (a) through (e)                  0.00
                                                                           _____________       _____________      ______________
 Total Principal Distribution                                               2,967,708.92                0.00                0.00


  (c)   Interest Distribution                                                 347,164.53          354,562.50          261,762.50
        Unpaid Interest Shortfall                                                   0.00                0.00                0.00
                                                                           _____________       _____________      ______________
 Total Interest Distribution                                                  347,164.53          354,562.50          261,762.50


  (d)   Beginning Class A and Class B Principal Balance                    60,201,941.91       61,000,000.00       43,000,000.00
        Less: Principal Distribution                                        2,967,708.92                0.00                0.00
                                                                           _____________       _____________       _____________
        Remaining Class A and Class B Principal Balance                    57,234,232.99       61,000,000.00       43,000,000.00
                                                                                                      0.8162

(table continued)

----------------------------------------------------------------------------------------------------------------------------------
                                                                             L28                  N28                 P28
----------------------------------------------------------------------------------------------------------------------------------

Chase Bank, Trustee
Manufactured Housing Contracts
Senior/Subordinated Pass-Through Certificates Series 2000 D


Information for Clauses (a) through (s), Section 7.01 -
                                                                           Class A-4            Class A-5           Class M-1
  (a)   Class A and Class B Distribution Amounts                              393,420.00          83,904.10             76,903.57

  (b)   Formula Principal Distribution Amount
        (a) Scheduled Principal Due
        (b) Partial Prepayments Received
        (c) Principal Payments in Full (Scheduled Balance)
        (d) Liquidated Contract Scheduled Balance
        (e) Section 3.05 Purchase Scheduled Balance
        (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                           _____________       ____________         _____________
 Total Principal Distribution                                                       0.00               0.00                  0.00


  (c)   Interest Distribution                                                 393,420.00          83,904.10             76,903.57
        Unpaid Interest Shortfall                                                   0.00               0.00                  0.00
                                                                           _____________       ____________         _____________
 Total Interest Distribution                                                  393,420.00          83,904.10             76,903.57


  (d)   Beginning Class A and Class B Principal Balance                    61,193,000.00      12,523,000.00         11,132,000.00
        Less: Principal Distribution                                                0.00               0.00                  0.00
                                                                           _____________       ____________         _____________
        Remaining Class A and Class B Principal Balance                    61,193,000.00      12,523,000.00         11,132,000.00


(table continued)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                   R28                T28
----------------------------------------------------------------------------------------------------------------------------------

Chase Bank, Trustee
Manufactured Housing Contracts
Senior/Subordinated Pass-Through Certificates Series 2000 D


Information for Clauses (a) through (s), Section 7.01 -
                                                                           Class B-1           Class B-2
  (a)   Class A and Class B Distribution Amounts                              82,423.18          121,170.08

  (b)   Formula Principal Distribution Amount
        (a) Scheduled Principal Due
        (b) Partial Prepayments Received
        (c) Principal Payments in Full (Scheduled Balance)
        (d) Liquidated Contract Scheduled Balance
        (e) Section 3.05 Purchase Scheduled Balance
        (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                           _____________        ____________
 Total Principal Distribution                                                       0.00                0.00


  (c)   Interest Distribution                                                  82,423.18          121,170.08
        Unpaid Interest Shortfall                                                   0.00                0.00
                                                                           _____________        ____________
 Total Interest Distribution                                                   82,423.18          121,170.08


  (d)   Beginning Class A and Class B Principal Balance                    11,132,000.00       15,305,694.00
        Less: Principal Distribution                                                0.00                0.00
                                                                           _____________        ____________
        Remaining Class A and Class B Principal Balance                    11,132,000.00       15,305,694.00




  (e)   Fees Due Servicer
        Monthly Servicing Fee                                                286,966.29           (h)              Pool Factor
        Section 8.06 Reimbursement Amount                                          0.00         Class A-1          0.90847989
        Section 6.02 Reimbursement Amount                                      6,000.00         Class A-2          1.00000000
        Reimbursable Fees                                                          0.00         Class A-3          1.00000000
                                                                             ----------         Class A-4          1.00000000
 Total Fees Due Servicer                                                     292,966.29         Class A-5          1.00000000
                                                                                                Class M-1          1.00000000
                                                                                                Class B-1          1.00000000
                                                                                                Class B-2          1.00000000


 (e)   Fees Due Servicer                                                       Original Balance                   Rate
       Monthly Servicing Fee                                                       63,000,000.00                6.9200%
       Section 8.06 Reimbursement Amount                                           61,000,000.00                6.9750%
       Section 6.02 Reimbursement Amount                                           43,000,000.00                7.3050%
       Reimbursable Fees                                                           61,193,000.00                7.7150%
                                                                                   12,523,000.00                8.0400%
Total Fees Due Servicer                                                            11,132,000.00                8.2900%
                                                                                   11,132,000.00                8.8850%
                                                                                   15,305,694.00                9.5000%





                                                                   No. of       Unpaid Principal
  (f)   Delinquency as of the Due Period                          Contracts         Balance

          31-59 Days Delinquent                                      126               5,083,058
          60-89 Days Delinquent                                      23                1,161,718
           90+ Days Delinquent                                        4                  173,185

        3-Month Avg Thirty-Day Delinquency Ratio      n/a
        3-Month Avg Sixty-Day Delinquency Ratio       n/a

  (g)   Section 3.05 Repurchases                                                            0.00

  (i)   Class R Distribution Amount                                                   368,142.14
        Repossession Profits                                                                0.00


  (j)   Principal Balance of Contracts in Repossession                                 95,115.30



                                                       No. of                    Unpaid Principal
  (f)    Delinquency as of Calendar Month End         Contracts                      Balance

         31-59 Days Delinquent                           72                         2,667,834
         60-89 Days Delinquent                           16                           897,772
         90+ Days Delinquent                              3                           154,843

         3-Month Avg Thirty-Day Delinquency Ratio                         n/a
         3-Month Avg Sixty-Day Delinquency Ratio                          n/a
  (g)

  (i)
                Acquisition Loss Amount


  (j)    Current Month Acquisition Loss Amount                                         0
         Cumulative Acquisition Loss Amount                                            0


  (k)   Aggregate Net Liquidation Losses                                                    0.00

  (l)   (x) Class B-2 Formula Distribution Amount                                     121,170.08
        (y) Remaining Amount Available                                                489,312.22
                                                                                      ----------

        Amount of (x) over (y)                                                              0.00

  (m)   Class B-2 Liquidation Loss Amount                                                   0.00

  (n)   Guarantee Payment                                                                   0.00

  (o)   Unadvanced Shortfalls                                                               0.00

                                                                            No.        $
  (p)   Units repossessed                                                     2        44,972.36

  (q)   Principal Prepayments paid                                                  2,598,880.31

  (r)   Scheduled Principal Payments                                                  368,828.61

  (s)   Weighted Average Interest Rate                                                    11.54%

                       Computation of Available Distribution Amount

(i)  Certificate Account Balance at Monthly Cutoff-Vanderbilt                       5,162,852.58
     Certificate Account Balance at Monthly Cutoff-SubServicer-21st                   332,881.69

(ii) Monthly Advance made                                                                   0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                                   15,493.27
(iii)Section 5.05 Certificate Fund Income-SubServicer-21st                                959.25

(v) Principal due Holders                                                                   0.00

Less:
(i) Scheduled Payments of principal and interest
    due subsequent to the Due Period-Vanderbilt                                       145,480.43
(i) Scheduled Payments of principal and interest
    due subsequent to the Due Period-SubServicer-21st                                  16,578.55

(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                                0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                                  0.00
   (iii) Monthly Servicing Fee                                                        286,966.29
   (iv)  Reimbursable Liquidation Expenses                                              6,000.00
   (v)   Section 6.04 (c) reimbursement                                                     0.00
   (vi)  Section 8.06 reimbursement                                                         0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                              0.00

Total Due Servicer                                                                    292,966.29

Available Distribution Amount-Vanderbilt                                            4,739,899.13
Available Distribution Amount-SubServicer-21st                                        317,262.39

To Class A and B                                                                    4,689,019.38

Monthly Excess Cashflow                                                               368,142.14

Weighted Average Remaining Term (months)                                                  241.00

        Scheduled Balance Computation

        Prior Month Balance                                                       275,487,635.91


        Current Balance                                     272,574,343.50
                     Adv Principal                               25,506.91
                     Del Principal                               79,923.42
        Pool Scheduled Balance                                                    272,519,926.99


        Principal Payments in Full                            2,411,893.38
        Partial Prepayments                                     186,986.93

        Scheduled Principal                                     368,828.61

        Collateral Balance                                                        272,574,343.50
